Exhibit 2.1

                                                                FILED UMC-1 3/96
[SEAL]                                                                OCT-1 2002

                         New Jersey Department of State
                        Division of Commercial Recording
                      Certificate of Merger/Consolidation
         (Limited Liability Co.'s, Limited Partnerships & Partnerships)

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This form may be used to record the merger or consolidation of a limited liability company, limited partnership or partnership with or into another business entity or entities, pursuant to NJSA 42, 42:2A and 42:2B. Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are met. This form is intended to simplify filing with the Secretary of State. Applicants are advised to seek out private legal advice before submitting filings to the Secretary's office.

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1.    Type of Filing (check one): |X| Merger |_| Consolidation

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2.    Name Of Surviving Business Entity: PSEGH LLC

3.    Address Of The Surviving Business Entity:

      80 Park Plaza, Newark, New Jersey 07102

4.    Name(s)/Jurisdiction(s) Of Each Participating Business Entity:

                                                                 Identification
                                                                   # Assigned
                                                                  By Secretary
                                                                    of State
Name                                              Jurisdiction   (If Applicable)
----                                              -----------    ---------------
PSEG Energy Holdings Inc.                          New Jersey      0100419636
PSEGH LLC                                          New Jersey      0600146187

PSEG Energy Holdings Inc. total shares entitled to vote 100

Total voting for 100         Total voting against 0

5. Service of Process Address (For use if the surviving business entity is not authorized or registered by the Secretary of State):

The Secretary of State is hereby appointed as agent to accept service of process and to forward same to the address above.

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6.    Effective Date: (if other than filing date; not to exceed 30 days from filing date)

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The undersigned represent(s) that the agreement of merger/consolidation in on file at the place of business of the surviving business entity and that an agreement of merger/consolidation has been approved and executed by each business entity involved.

The undersigned also represent(s) that they are authorized to sign on behalf of the business involved.

   /s/ Derek M. DiRisio            Vice President and Controller         9/30/02
---------------------------    ------------------------------------      -------
Name Derek M. DiRisio*                         Title                       Date

 /s/ Miriam E. Gilligan        Vice President-Finance and Treasurer      9/30/02
---------------------------    ------------------------------------      -------
Name Miriam E. Gilligan**                      Title                       Date

 * on behalf of PSEGH LLC
** on behalf of PSEG Energy Holdings Inc.

** Important Notes -- New Jersey law prohibits domestic LLC's, LP's and partnerships from merging/consolidating with another business entity if authority for such merger/consolidation is not granted under the laws of the jurisdiction under which the other business entity was organized. Also, a merger/consolidation certificate may be filed pursuant to Title 42, 42:2A or 42:2B only if the surviving or resulting business entity is a limited partnership, limited liability company or partnership. Also, at least one participating business entity must be a limited partnership or limited liability company. If a for-profit domestic or foreign corporation participates or is the survivor, file the merger/consolidation pursuant to Title 14A. Title 15A corporations are not authorized to participate in mergers/consolidations involving LP's, LLC's partnerships or for-profit corporations.